UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  June 6, 2006

_______________________________________________________________________

LEE ENTERPRISES, INCORPORATED

(Exact name of Registrant as specified in its charter)

_______________________________________________________________________

Commission File Number 1-6227

Delaware (State of Incorporation)	42-0823980 (I.R.S. Employer Identification No.)

201 N. Harrison Street, Davenport, Iowa 52801

(Address of Principal Executive Offices)

(563) 383-2100

Registrant’s telephone number, including area code

_____________________________________________________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of Material Definitive Agreement.

In connection with the resignation and departure of Terrance C. Z. Egger, a Vice-President – Publishing of Lee Enterprises, Incorporated (the “Company”), his January 1, 2002 Executive Transition Agreement ("Transition Agreement") with Pulitzer Inc., an indirect wholly-owned subsidiary of the Company ("Pulitzer"), and his August 26, 1998 Employment Agreement ("Employment Agreement") with Pulitzer terminated effective June 6, 2006.  As a result of the change in control of Pulitzer and in accordance with Mr. Egger's rights under the Transition Agreement, the Company paid Mr. Egger a pro-rata bonus in the amount of $156,637, a severance of one year's salary and bonus in the amount of $649,230, and an excise tax gross-up payment in the amount of $584,734. In return, Mr. Egger provided a general release and waiver of claims in favor of the Company and its affiliates, including Pulitzer. Restrictions under the Employment Agreement on Mr. Egger's use or disclosure of confidential information remain in effect and restrictions on Mr. Egger’s solicitation of employees of Pulitzer and its subsidiaries remain in effect for a two-year period following his termination of employment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LEE ENTERPRISES, INCORPORATED

Date: June 8, 2006	By:	/s/Carl G. Schmidt
Carl G. Schmidt
Vice President, Chief Financial Officer,
and Treasurer

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